EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(Chief Executive Officer)

In connection with the Quarterly Report of CEC Entertainment, Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended September 27, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certifies, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

CEC Entertainment, Inc.

October 29, 2009	By:	/s/ Michael H. Magusiak
Michael H. Magusiak
President and Chief Executive Officer